Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Corgenix Medical Corporation of our report dated September 22, 2011, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Corgenix Medical Corporation for the year ended June 30, 2011, which is also incorporated by reference in the Registration Statement.

Hein & Associates LLP

Denver, Colorado
January 17, 2012